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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-3 of our reports dated April 16, 2002 relating to the consolidated financial statements and financial statement schedules of CSK Auto Corporation which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Other Data" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP



Phoenix, Arizona

June 27, 2002